EXHIBIT 10.4


                          CONTINENTAL GLOBAL GROUP, INC


                               Phantom Stock Plan

                  1. Purpose. The purpose of the Phantom Stock Plan (the "Plan") is to compensate certain key employees of Continental Global Group, Inc. (the "Company") and affiliated companies, as hereinafter defined for their contributions to the Company, and to enhance the interest of such employees in the continued profitability of the Company.
                  2. Administration. The Plan shall be administered by a Phantom Stock Committee (the "Committee") appointed by the Board of Directors (the "Board"). The members of the Committee shall not be eligible, and shall not have been eligible for a period of at least one year prior to their appointment, to participate in the Plan or any other plan of the Company entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company.
                  Subject to the provisions of the Plan, the Committee shall have the exclusive authority to construe the Plan and to establish, amend or rescind rules for the administration thereof, and shall have such further authority with respect thereto as may be conferred upon it from time to time by the Board.
                  3. Eligible Employees; Awards. The Committee may, from time to time, designate from among the full time employees of the Company, its subsidiaries and entities of which the Company owns, directly or indirectly, more than a 50% equity interest ("Affiliated Companies"), those officers and key employees to whom phantom stock units ("Units") shall be awarded ("Participating Employees") and the number of Units so awarded, provided that the aggregate number of Units that may be awarded pursuant to the Plan shall be 20 Units. All awards of Units under the Plan shall be expressly subject to the prior written approval of a majority of the outstanding common stock of the Company.
                  4. Unit Accounts. The Company shall establish and maintain a phantom stock unit account ("Unit Account") for each Participating Employee. Concomitant with an award of Units pursuant to the Plan, the Company shall credit to the appropriate Unit Account the number of Units so awarded and the Base Value thereof. As used herein the "Base Value" of each Unit shall be equal to the value of a share of Common Stock of the Company ("Common Shares"), which shall have be valued at $200,000 per Common Share, unless otherwise determined by the Committee with the prior written approval of a majority of the outstanding Common Shares. The Base Value of a Unit that is fixed by the Committee with the approval of the holders of Common Shares (as provided in the preceding sentence) shall not be subject to adjustment following the date of grant of the award of Units.
                  5. Dividends, Voting Rights and other Rights as Stockholders. The holders of Units shall not be entitled to any dividend equivalent relating to any dividends that may, from time to time, be paid on outstanding Common Shares. The holders of Units shall not be entitled to any voting rights or any other rights whatsoever as stockholders of the Company and shall have no claim based upon any action or omission by the Company, the Board, the Committee or any stockholder of the Company.
                  6. Vesting. A Participating Employee's rights with respect to Units in his Unit Account shall become vested and nonforfeitable upon the terms and vesting schedule designated by the Committee, with the approval of a majority of the outstanding Common Shares as provided in Section 3 of the Plan.
                  7. Voluntary Discontinuance. A Participating Employee may at any time, upon written notice to the Company, elect to discontinue his participation in the Plan and to receive payment from the Company with respect to balances in his Accounts in the manner described in Section 10 hereof provided that in such an event he shall forfeit any unvested portion of his Unit Account and shall be ineligible for further award of Units pursuant to the Plan.
                  As of the date on which payment by the Company pursuant to this Section is made, forfeited Units in the Unit Account of the Participating Employee making such election shall revert to the Company for subsequent award pursuant to the Plan.
                  8. Valuation. The "Base Value" established pursuant to Section 4 hereof may be increased or decreased by the Committee at any time and from time to time, pursuant to such valuation methodology that the Committee determines best reflects the inherent value of the Common Shares; provided, however, the Committee may also exercise the authority to grant Units the value of which are fixed at the Base Value in effect at the time of grant of a Unit. The Committee's determination of Base Value shall be final and binding on all Participating Employees and neither the Company nor any of its directors, officers, affiliates or stockholders shall have any liability whatsoever in connection with any such determination. earliest date upon which a Participating Employee (i) retires from the Company in conformity with its customary retirement policy, (ii) retires early with the consent of the Company, (iii) becomes disabled, such that he is eligible to receive benefits under the Company's long term disability plans, (iv) dies or (v) notifies the Company of his election to voluntarily discontinue participation in the Plan shall be his "Valuation Date."
                  9. Distribution. Distribution of amounts payable hereunder shall be made, in the manner set forth in Section 10 hereof, within 45 days of the earliest date upon which a Participating Employee (i) retires from the Company in conformity with its customary retirement policy, (ii) retires early with the consent of the Company, (iii) becomes disabled, such that he is eligible to receive benefits under the Company's long term disability plans,
(iv) dies or (v) notifies the Company of his election to voluntarily discontinue participation in the Plan (the earliest to occur of (i) through (v) shall be "Valuation Date"). As of the Valuation Date, a determination shall be made of the amount distributable to the Participating Employee under the Plan. With respect to the Units then credited to his Unit Account that have become nonforfeitable, the Participating Employee shall be entitled to be paid by the Company in cash and not in Common Shares an amount equal of the Base Value for each nonforfeitable Unit.
                  10. Method of Payment. Payment by the Company pursuant to this Plan shall be made in cash. Payment by the Company shall customarily be made in a lump sum, provided that, upon the request of a Participating Employee, such payment may be made in a number of equal, periodic installments if the Committee determines that such payment would not be unduly burdensome to the Company.
                  11. Certain Adjustments. In the event of any change in the number of outstanding Common Shares as a result of a stock dividend or stock split, the Company shall make a corresponding and proportionate adjustment in the number of Units credited to the Unit Accounts of Participating Employees. If the outstanding Common Shares shall be changed into or exchanged for a different number or kind of securities of the Company other than by reason of a stock dividend or stock split, the Committee shall determine a similar appropriate adjustment, and the same shall be made, in the number of Units then credited to the applicable accounts of Participating Employees.
                  In the event that each of the outstanding Common Shares (except Shares held by dissenting shareholders) shall be exchanged into or for a different number or kind of stock or other securities of another corporation, or into or for cash, or a combination of such other securities and cash, this Plan shall terminate as of the effective date of the event described above, as the case may be. The date of termination shall be deemed the Valuation Date for all Participating Employees. In the event the Plan is terminated pursuant to this
Section 11, the Base Value of all Units shall be paid for the Common Shares in connection with the transaction or transactions resulting in the termination of this Plan.
                  12. Assignment. A Participating Employee's rights with respect to Units in his Accounts may not be sold, pledged, or otherwise encumbered and may not be transferred or assigned, either voluntarily or otherwise, other than pursuant to applicable laws of descent and distribution.
                  13. Funding. The Company shall be under no obligation to acquire, segregate or reserve any of its Common Shares for any purpose relating to the Plan or to set aside any cash for the payment of Units. Accounts created pursuant to the Plan merely constitute bookkeeping records of the Company and shall not be deemed to constitute an allocation of any assets of the Company or to create any trust or special deposit with respect to such assets.
                  14. Amendment. The Company by action of the Board may at any time and from time to time amend the Plan, provided that no such amendment shall increase the aggregate number of Units which may be awarded pursuant to the Plan or impair any vested rights pursuant to the Plan of Participating Employees.
                  15. Termination. The Company by action of the Board may at any time terminate the Plan, provided that in such event all rights pursuant thereto of Participating Employees shall be deemed to have vested. The date of such termination shall be deemed the Valuation Date for all Participating Employees, to whom the Company shall promptly make payment in the manner provided for in
Section 10 hereof.
                  16. Severability. If any provision or term of the Plan shall be determined by a court of law to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision or term of the Plan, each of which shall be construed as if such invalid or unenforceable portion were not contained in the Plan.
                  17. Effective Date. The Plan shall take effect by action of the Board as of November 4, 2002.